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Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

    We hereby consent to the use in this Registration Statement on Form F-4 of Messer Griesheim Holding AG of our report dated April 27, 2001, relating to the financial statements of Messer Griesheim GmbH, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Registration Statement.

Frankfurt, 2001-11-06
PwC Deutsche Revision Aktiengesellschaft Wirtschaftsprüfungsgesellschaft
/s/ Lust Wirtschaftsprüfer /s/ ppa. Dr. Fliess Wirtschaftsprüfer

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CONSENT OF INDEPENDENT AUDITORS